Exhibit 99.1

International Rectifier Receives Notification by the U.S. Securities and Exchange Commission of the Conclusion of Its Investigation

EL SEGUNDO, Calif., January 28, 2010 (BUSINESS WIRE) — International Rectifier Corporation (NYSE:IRF) today announced that the United States Securities and Exchange Commission (SEC) has notified the Company that it has concluded its investigation related to the prior restatement of the Company’s financial statements and does not intend to recommend any enforcement action against the Company.

“The decision by the SEC largely concludes the legacy regulatory issues associated with the prior restatement and investigation of the Company,” said Oleg Khaykin, President and Chief Executive Officer of International Rectifier. “We are pleased to have received this result, and are focusing our time and resources on the continuing growth of our business.”

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

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Company contact:

Investors

Chris Toth

310.252.7731